Exhibit 1.1

UNDERWRITING AGREEMENT

USD $1,200,000,000

EMERA INCORPORATED

Fixed-to-Floating Subordinated Notes — Series 2016-A due June 15, 2076

Underwriting Agreement

June 9, 2016

J.P. Morgan Securities LLC

As Representative of the

several Underwriters listed

in Schedule 1 hereto

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Emera Incorporated, a Nova Scotia company (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), USD $1,200,000,000 principal amount of its Fixed-to-Floating Subordinated Notes — Series 2016-A due June 15, 2076 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of June 1, 2016 (the “Base Indenture”) among the Company and American Stock Transfer & Trust Company, LLC, as U.S. trustee and CST Trust Company, as Canadian trustee (together, the “Trustee”), as amended by a Supplemental Indenture to be dated as of June 16, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Securities are being issued in connection with the acquisition of TECO Energy, Inc., a Florida corporation (“TECO”), by the Company (the “Acquisition”) pursuant to an Agreement and Plan of Merger, dated as of September 4, 2015, among the Company, Emera US Inc. (“Merger Sub”), a Florida corporation and wholly owned subsidiary of the Company, and TECO (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into TECO (the “Merger”), with TECO surviving the Merger as an indirect wholly owned subsidiary of the Company. The Company intends to use the proceeds of the offering of the Securities to partially fund the Acquisition.

1. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that (it being understood and agreed that all representations and warranties of the Company with respect to the subsidiaries of the Company and TECO, respectively, are to their subsidiaries whose financial statements are consolidated or combined (“consolidated subsidiaries”) with those of the Company and TECO, respectively, and all representations and warranties of the Company with respect to TECO and its subsidiaries are made to the knowledge of the Company, after reasonable inquiry of senior officers of TECO), as of the Time of Sale (as defined below) and as of the Closing Date (as defined below):

(a) Shelf Procedure Eligibility. The Company meets the eligibility requirements under the Securities Act (Nova Scotia) and the rules, regulations and national, multijurisdictional or local instruments and published policy statements applicable in the Province of Nova Scotia (collectively, as applied and interpreted, the “Nova Scotia Securities Laws”) adopted by the Nova Scotia Securities Commission (the “NSSC”), including the rules and procedures established pursuant to National Instrument 44-101 – Short Form Prospectus Distributions and National Instrument 44-102 – Shelf Distributions (the “Shelf Procedures”), for the distribution of the Securities pursuant to a final short form base shelf prospectus; each of a preliminary short form base shelf prospectus and a final short form base shelf prospectus (the “Canadian Base Prospectus”) has been filed with the NSSC, as the principal regulator of the Company, and the NSSC has issued both preliminary (the “Preliminary Receipt”) and final (the “Final Receipt”) receipts in respect of the Canadian Base Prospectus; no order having the effect of ceasing or suspending the distribution of the Shelf Securities (as defined below) (including the Securities) has been issued by NSSC and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the NSSC; there are no reports or other information that in accordance with the requirements of the NSSC must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; there are no documents required to be filed with the NSSC in connection with the Canadian Base Prospectus that have not been filed as required; there are no contracts, documents or other materials required to be described or referred to in the Registration Statement (as defined below) or the Prospectuses (as defined below) or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, referred to or filed or incorporated by reference as required and, in the case of those documents filed, delivered to the Representative.

The preliminary prospectus supplement relating to the offering of the Securities, which excludes certain pricing information and other final terms of the Securities, has been filed with the NSSC, and together with the Canadian Base Prospectus, is hereinafter called the “Canadian Preliminary Prospectus”; the final prospectus supplement relating to the offering of the Securities which includes the pricing and other information omitted from the Canadian Preliminary Prospectus, to be filed with the NSSC in accordance with Nova Scotia Securities Laws and with Section 3(a) hereof, together with the Canadian Base Prospectus, is hereinafter called the “Canadian Prospectus”. As used herein, the terms “Canadian Base Prospectus,” “Canadian Preliminary Prospectus,” and “Canadian Prospectus” shall include the documents, if any, included or incorporated by reference therein and any amendments or supplements thereto.

(b) Registration Requirement Compliance. (i) The Company meets the general eligibility requirements for use of Form F-10 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, has filed a registration statement on Form F-10 (File No. 333-211741) in respect of debt securities of the Company (the “Shelf Securities”) including the Canadian Base Prospectus with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission and an appointment of agent for service of process on Form F-X (the “Form F-X”) relating to such registration statement (the registration statement as amended as of the Effective Date (as defined below), including the prospectus constituting a part thereof, all exhibits thereto (but excluding the Form T-1 (as defined below)) and the documents incorporated by reference therein at the time such registration statement became effective, is hereinafter called the “Registration Statement”); the Company has caused the Trustee (as defined below) to prepare and file with the Commission a Form T-1 Statement of Eligibility and Qualification of the Trustee (the “Form T-1”) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); the “Effective Date” means the effective date of the Registration Statement under the Securities Act for purposes of liability under Section 11 of the Securities Act of the Underwriters with respect to the offering of the Securities; and (ii) the base prospectus relating to the Shelf Securities filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the Base Prospectus, as supplemented by the preliminary prospectus supplement specifically relating to the Securities, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the “Preliminary Prospectus”. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Information” means the Preliminary Prospectus together with each free writing prospectus listed on Annex B hereto, and “Prospectus” means the final prospectus supplement relating to the offering of the Securities that discloses the public offering price and other final terms of the Securities, together with the Base Prospectus, filed with the Commission pursuant to General Instruction II.L. of Form F-10, in accordance with Section 3(a) hereof. As used herein, the terms “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Information” and “Prospectus” shall include the documents, if any, included or incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Canadian Base Prospectus, the Canadian Preliminary Prospectus, the Canadian Prospectus, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Information, any free writing prospectus or the Prospectus shall include any document subsequently filed by the Company pursuant to Canadian Securities Laws (as defined herein) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, that are deemed to be incorporated by reference therein. As used herein, “Base Prospectuses” shall mean, collectively, the Canadian Base Prospectus and the Base Prospectus; “Preliminary Prospectuses” shall mean, collectively, the Canadian Preliminary Prospectus and the Preliminary Prospectus; and “Prospectuses” shall mean, collectively, the Canadian Prospectus and the Prospectus.

(c) Incorporated Documents. Each document, if any, filed or to be filed with the securities regulatory authorities in each of the provinces of Canada (the “Canadian Securities Regulators”) and incorporated by reference in the Canadian Preliminary Prospectus or the Canadian Prospectus, as amended or supplemented, if applicable, when such documents were or are filed with the Canadian Securities Regulators, conformed or will conform when so filed in all material respects to the requirements of the securities laws, rules, regulations and published policy statements, blanket orders, orders, national and local instruments and notices applicable in each of the provinces of Canada (“Canadian Securities Laws”), and none of such documents, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, as of the Effective Date or their respective dates, as applicable, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions contained in the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement, the Time of Sale Information or the Prospectus, as amended or supplemented, if applicable, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein.

(d) Disclosure Conformity. The Canadian Base Prospectus conforms, and the Canadian Prospectus, as amended or supplemented, will conform, in all material respects with the applicable requirements of Nova Scotia Securities Laws; the Canadian Preliminary Prospectus, as of its filing date, did not, and the Canadian Prospectus, as amended or supplemented, if applicable, as of its filing date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Canadian Preliminary Prospectus, as of its filing date, constituted, and the Canadian Prospectus, as amended or supplemented, if applicable, as of its filing date and as of the Closing Date, will constitute, full, true and plain disclosure of all material facts relating to the Securities and the Company within the meaning of the Securities Act (Nova Scotia); provided, however, that this representation and warranty shall not apply to any statements or omissions contained in the Canadian Preliminary Prospectus or the Canadian Prospectus, as amended or supplemented, if applicable, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(e) Registration Statement and Prospectuses. (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or to the knowledge of the Company, threatened by the Commission; (ii) the Registration Statement, as of the Effective Date, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement, as of the Effective Date, the Preliminary Prospectus, as of its date, and the Time of Sale Information, as of the Time of Sale (which shall be defined to be 6:15 p.m. New York City time on the date hereof), complied, and the Prospectus, as of the date of the final prospectus supplement specifically relating to the Securities, and as amended or supplemented on or prior to the Closing Date, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Information, as of the Time of Sale, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Prospectus, as amended or supplemented, if applicable, as of the date of the final prospectus supplement specifically relating to the Securities and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein or (B) that part of the Registration Statement that constitutes the Form T-1. As of the respective date of each and on the Closing Date, the Preliminary Prospectus conforms in all material respects to the Canadian Preliminary Prospectus, and the Prospectus, as amended or supplemented, if applicable, will conform in all material respects to the Canadian Prospectus, as amended or supplemented, if applicable, in each case except for such deletions therefrom and additions thereto as are permitted or required by Form F-10, and the applicable rules and regulations of the Commission. The Form F-X conforms in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act. No statement of material fact included in the Canadian Prospectus or the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Canadian Prospectus or the Prospectus has been omitted therefrom.

(f) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, including any documents listed on Annex D hereto, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(g) Financial Statements. (i) The consolidated financial statements and the related notes thereto of the Company and its subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectuses comply in all material respects with the applicable requirements of the Canadian Securities Laws, the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries, taken as a whole, as of the dates indicated and the results of operations and cash flows for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectuses has been derived from the accounting records of the Company and its subsidiaries, and present fairly the information shown thereby therein; and the unaudited pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses have been prepared in accordance with the applicable requirements of the Canadian Securities Laws and the assumptions underlying such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions and assumptions referred to therein, in each case in all material respects.

(ii) The consolidated financial statements and the related notes thereto of TECO and its subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectuses comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of TECO and its subsidiaries, taken as a whole, as of the dates indicated and the results of operations and cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein) and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectuses has been derived from the accounting records of TECO and its subsidiaries and present fairly the information shown therein.

(h) No Material Adverse Change. Except as has been or will be disclosed in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectuses, subsequent to March 31, 2016, there has not been any material adverse change, actual or to the knowledge of the Company, after reasonable inquiry of senior officers of the Company, pending, in the capital, assets, liabilities (absolute, accrued, contingent or otherwise), earnings, business, operations or condition (financial or otherwise) or results of the operations of the Company, TECO, the Subsidiaries (as defined below), and the TECO Subsidiaries (as defined below), taken as a whole.

(i) Organization and Good Standing. (i) The Company and each of its subsidiaries set forth in Schedule 2 to this Agreement have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the earnings, business, or properties of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only consolidated subsidiaries which meet the definition of “significant subsidiaries” of the Company (the “Subsidiaries”), as that term is defined in Regulation S-X.

(ii) TECO and each of its subsidiaries set forth in Schedule 2 to this Agreement have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the earnings, businesses, or properties of TECO and the TECO Subsidiaries (as defined below) taken as a whole (a “TECO Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only consolidated subsidiaries which meet the definition of “significant subsidiaries” of TECO (the “TECO Subsidiaries”), as that term is defined in Regulation S-X.

(j) Capitalization. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectuses, the Company has the authorized capitalization as set forth in each of the Time of Sale Information and the Prospectuses under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company, and, after giving effect to the Acquisition, TECO and each subsidiary of TECO which are owned directly or indirectly by the Company, TECO or any subsidiary of TECO: (A) have been duly and validly authorized and issued, are fully paid and non-assessable and (B) are free and clear of any lien, charge, encumbrance, security interest, restriction on voting or any other claim of any third party, except as set forth in Schedule 3 hereto.

(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(l) The Indenture and the Supplemental Indenture. The Indenture and the Supplemental Indenture have been duly authorized by the Company and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with the terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and the

Conversion Preferred Shares (as defined, and issuable in the circumstances described, in the Registration Statement, the Time of Sale Information and the Prospectuses) have been duly authorized by the Company out of its authorized and unissued first preferred share capital, free from pre-emptive and other rights, and, if and when issued, such Conversion Preferred Shares will be validly issued and will be outstanding as fully paid and nonassessable first preferred shares.

(m) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o) Descriptions of Transaction Documents. The statements in the Time of Sale Information and the Prospectuses under the headings “Description of the Notes” and “Description of Conversion Preferred Shares,” insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate and fair summaries of such agreements, documents or proceedings in all material respects;

(p) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter, by-laws, certificate of formation, limited liability agreement, partnership agreement or other formation, constating or organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not reasonably be expected, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws, certificate of formation, limited liability agreement, partnership agreement or other formation, constating or organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and, in the case of clause (i) above, for any conflict, breach, violation, default, lien, charge or encumbrance that will cease to be a conflict, breach, violation, default, lien, charge or encumbrance on or prior to the Closing Date.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority will be required for the execution, delivery and performance by the Company of each of the Transaction Documents to which each is a party, the creation, issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities under the Securities Act and such governmental authorization as may be required under Nova Scotia Securities Laws, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (iv) such consents, approvals, authorizations, orders and registrations or qualifications which have been, or will on or prior to the Closing Date be, obtained.

(s) Legal Proceedings. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectuses, there is no action, suit or proceeding (whether or not purportedly by or on behalf of, the Company, any of its Subsidiaries, TECO or any TECO Subsidiary) or order made or, to the knowledge of the Company, pending or threatened against or affecting the Company, any of its Subsidiaries, TECO or any TECO Subsidiary at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, regulatory agency or stock exchange having jurisdiction over the Company, any of its Subsidiaries, TECO or any TECO Subsidiary, domestic or foreign, or preventing or suspending trading in any securities of the Company, any of its Subsidiaries, TECO or any TECO Subsidiary, except for any such action, suit, proceeding or order that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or a TECO Material Adverse Effect, as applicable.

(t) Reporting Issuer. The Company is a reporting issuer in each of the provinces of Canada and is not in breach of Canadian Securities Laws, except where such breach would not, singly or in the aggregate, be expected to have a Material Adverse Effect.

(u) Independent Accountants of the Company. Ernst & Young LLP, who have certified certain consolidated financial statements of the Company and its subsidiaries are an independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v) Independent Accountants of TECO. PricewaterhouseCoopers LLP, who have audited certain consolidated financial statements of TECO and its subsidiaries are an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectuses, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x) Passive Foreign Investment Company. The Company believes it was not a “passive foreign investment company” as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (a “PFIC”), for its taxable year ended December 31, 2015, and it does not expect to be a PFIC for its taxable year ending December 31, 2016.

(y) Taxes. Each of the Company, TECO, the Subsidiaries and the TECO Subsidiaries has, on a timely basis, filed all material tax returns and notices and has paid or made provision for all applicable taxes to the date hereof to the extent such taxes are shown to be due and payable, except any such taxes that are being contested in good faith by appropriate proceedings and for which the Company, TECO, the Subsidiaries and the TECO Subsidiaries, to the extent required by GAAP, have set aside on its books adequate reserves and except to the extent that the failure to do any of the foregoing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or a TECO Material Adverse Effect, as applicable; and (ii) the Company is not aware of any material tax deficiencies or material interest or penalties accrued or accruing thereon with respect to itself, TECO or any of the Subsidiaries or the TECO Subsidiaries which have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a TECO Material Adverse Effect, as applicable.

(z) Compliance With Environmental Laws. Except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectuses, the Company, its Subsidiaries, TECO and the TECO Subsidiaries are (i) in substantial compliance with all applicable foreign, federal, provincial, state and local laws and regulations, as well as any obligations or requirements arising under the common law, relating to occupational health and safety applicable to employees of the Company, its Subsidiaries, TECO and the TECO Subsidiaries or relating to hazardous or toxic substances or wastes, pollutants or contaminants or to the protection of the environment (“Environmental Laws”), (ii) have received and are in substantial compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or a TECO Material Adverse Effect, as applicable. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectuses, none of the Company, any of its Subsidiaries, TECO or any TECO Subsidiary has been named as a “potentially responsible party” under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(aa) Company’s Disclosure Controls. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under Multilateral Instrument – Certification of Disclosures in Issuer’s Annual and Interim Filings (“MI 52-109”) that is designed to ensure that information required to be disclosed by the Company in reports that it files with Canadian Securities Regulators, is recorded, processed, summarized and reported within the time periods specified in the Commission’s or the NSSC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as contemplated by MI 52-109.

(bb) Company’s Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) material information relating to it is made known to those within the Company or such subsidiary responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by applicable Canadian Securities Laws and the Securities Act.

(cc) TECO’s Disclosure Controls. TECO has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to TECO and the TECO Subsidiaries is made known to the chief executive officer and chief financial officer of TECO by others within TECO and the TECO Subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; TECO’s auditors and the audit committee of TECO’s board of directors have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect TECO’s ability to record, process, summarize and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in TECO’s internal controls; and, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(dd) TECO’s Accounting Controls. TECO and its subsidiaries, considered as one enterprise, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses is prepared in accordance with the Commission’s published rules, regulations and guidelines applicable thereto.

(ee) No Unlawful Payments. None of the Company, any of its Subsidiaries, TECO or any TECO Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company, any of its Subsidiaries, TECO or any TECO Subsidiary has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Officials Act (Canada), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff) Compliance with Anti-Money Laundering Laws. The operations of the Company, its Subsidiaries, TECO and the TECO Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the applicable money laundering statutes of all jurisdictions where the Company, its Subsidiaries, TECO and the TECO Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company, any of its Subsidiaries, TECO or any TECO Subsidiary with respect to the Anti-Money Laundering Laws is, to the best knowledge of the Company, pending or threatened.

(gg) No Conflicts with Sanctions Laws. None of the Company, any of its Subsidiaries, TECO or any TECO Subsidiary or, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company, any of its Subsidiaries, TECO or any TECO Subsidiary is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Canadian Office of the Superintendent of Financial Institutions and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its Subsidiaries, TECO or any TECO Subsidiary located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(hh) No Broker’s Fees. There is no person, firm or corporation which has been engaged by the Company to act for the Company and which is entitled to any brokerage or finder’s fee in connection with the issuance and sale of the Securities (other than pursuant to this Agreement), and in the event any such person, firm or corporation establishes a claim for any fee from the Underwriters, the Company covenants to indemnify and hold harmless the Underwriters with respect thereto and with respect to all costs reasonably incurred in the defense thereof.

(ii) No Stabilization. The Company has not taken, directly or indirectly, and will not take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities Act or Nova Scotia Securities Laws or otherwise, stabilization or manipulation of the price of the Securities.

(jj) Status under the Securities Act. The Company is not an ineligible issuer as defined under the Securities Act, at the times specified in the Securities Act in connection with the offering of the Securities.

(kk) Canadian Tax. (i) No withholding tax imposed under the Income Tax Act (Canada) will be payable in respect of the payment of the Underwriters’ Commission (as defined below) by the Company to an Underwriter, provided that the Underwriter deals at arm’s length with the Company (as such term is understood for purposes of the Income Tax Act (Canada)); the services performed by the Underwriter for which the Underwriters’ Commission is payable are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee; the amount of each such payment is reasonable in the circumstances; and each such payment is made in respect of services rendered by the Underwriter wholly outside of Canada.

(ii) No goods and services tax imposed under the federal laws of Canada or the laws of any province or territory thereof will be payable by the Company to, or collectable by, an Underwriter that is not a resident of Canada, in respect of the payment of the Underwriters’ Commission to such Underwriter, provided that each such payment is made in respect of services performed by the Underwriter wholly outside of Canada.

2. Purchase of the Securities by the Underwriters.

(a) (i) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 100% of the principal amount thereof plus accrued interest, if any, from June 16, 2016 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(ii) As compensation to the Underwriters for their respective commitments hereunder, at the Closing Date the Company will pay to the Representative for the accounts of the several Underwriters, an underwriting commission equal to 1.25% of the principal amount of the Securities (the “Underwriters’ Commission”). The parties agree that the Underwriters shall set off the Underwriters’ Commission against a portion of the purchase price payable to the Company in an amount equal to the Underwriters’ Commission and payments by the Underwriters to the Company in accordance with the above paragraph of the purchase price net of the Underwriters’ Commission shall be full satisfaction of the Underwriters’ obligation to pay the purchase price for the Securities and the Company’s obligation to pay the Underwriters’ Commission.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Osler, Hoskin & Harcourt LLP at 10:00 A.M., New York City time, on June 16, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Representative or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Underwriter and shall not be on behalf of the Company or any other person.

3. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. Prior to the termination of the offering contemplated hereby, the Company will not file any amendment or supplement to the Registration Statement or the Base Prospectus or Canadian Base Prospectus (including the Prospectuses or any Preliminary Prospectus) unless the Company has furnished a copy to the Representative for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, the Company will prepare the Prospectuses setting forth the principal amount of Securities covered thereby, the terms not otherwise specified in the Base Prospectus and the Canadian Base Prospectus pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the public offering price, and the selling concession and reallowance, if any, in a form approved by the Representative and shall file (i) such Canadian Prospectus with the NSSC in accordance with the Shelf Procedures and (ii) such Prospectus with the Commission pursuant to General Instruction II.L. of Form F-10 not later than the Commission’s close of business on the business day following the date of the filing thereof with the NSSC. The Company will promptly file all reports required to be filed by it with the Canadian Securities Regulators pursuant to Canadian Securities Laws, and the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) in connection with the offering or sale of the Securities, and during such same period will advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Canadian Prospectus has been filed or receipted, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Base Prospectus or the Canadian Base Prospectus or any amended Canadian Prospectus or Prospectus has been filed with the NSSC or the Commission, respectively, of the issuance by the NSSC or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening, to the knowledge of the Company, of any proceeding for any such purpose, or of any request by the NSSC or the Commission for the amending or supplementing of the Registration Statement, the Canadian Prospectus or the Prospectus or for additional information relating to the Securities; and the Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as soon as possible.

(b) Notwithstanding the provisions of paragraph 3(a) above, if, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectuses, each as then supplemented, or the Time of Sale Information, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement any Prospectus or the Time of Sale Information to comply with Nova Scotia Securities Laws, the Securities Act or the Exchange Act, the Company will promptly (i) notify the Representative of such event, (ii) prepare and file with the NSSC and the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Canadian Prospectus and Prospectus or Time of Sale Information to the Representative in such quantities as they may reasonably request.

(c) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed with the NSSC and the Commission and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Canadian Prospectus and the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(d) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Canadian Prospectus and the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(e) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectuses or any amendment to the Prospectuses or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the NSSC or the Commission for any amendment to the Canadian Prospectus, Registration Statement or any amendment or supplement to the Prospectuses or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the NSSC or the Commission for any additional information; (v) of the issuance by the NSSC or the Commission of any order suspending the distribution of the Securities or the effectiveness of the Canadian Prospectus or Registration Statement, as applicable, or preventing or suspending the use of any Preliminary Prospectus or the Prospectuses or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectuses, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the distribution of the Securities or the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or any Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(f) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the NSSC or the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(g) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectuses as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or

(ii) it is necessary to amend or supplement such Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the NSSC or the Commission, as applicable, and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to such Prospectus (or any document to be filed with the NSSC or the Commission and incorporated by reference therein) as may be necessary so that the statements in such Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when such Prospectus is delivered to a purchaser, be misleading or so that such Prospectus will comply with law.

(h) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such states, possessions or territories of the United States as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (iv) file any prospectus, registration statement or similar document to register or qualify the securities or offers and sales thereof under such Blue Sky laws.

(i) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(j) Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year (other than (i) USD senior unsecured notes to be issued by Emera US Finance LP and guaranteed by the Company, (ii) CAD senior unsecured notes to be issued by the Company and (iii) CAD subordinated debt to be issued by the Company).

(k) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectuses under the heading “Use of Proceeds.”

(l) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(n) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

4. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 1(f) or Section 3(d) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

5. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. (i) Each supplement that supplements the Canadian Base Prospectus shall have been filed with the NSSC under the Shelf Procedures and (ii) each prospectus supplement that supplements the Base Prospectus shall have been filed with the Commission pursuant to General Instruction II.L. of Form F-10 under the Securities Act, in each case, within the applicable time period prescribed for such filing and in accordance with Section 3(a) hereof; no order preventing or suspending the distribution of the Securities or the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission or the NSSC; and the Prospectuses and each Issuer Free Writing Prospectus shall have been timely filed with the NSSC and the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), as applicable, and in accordance with Section 3(a) hereof; and all requests by the Commission or the NSSC for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 1(h) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectuses (excluding any amendment or supplement thereto) the effect of which in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectuses.

(e) Amendment of Revolving Credit Facility. On or prior to the Closing Date, the parties to the Second Amended and Restated Credit Agreement dated as of July 5, 2002 (the “Credit Agreement”) between the Company, Emera Energy U.S. Subsidiary No. 1 Inc. and Emera Energy Services Inc., as borrowers, the Bank of Nova Scotia, as administrative agent, and the financial institutions from time to time party thereto, as lenders, shall have amended and restated the Credit Agreement.

(f) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectuses and, to the best knowledge of such officer, the representations set forth in Sections 1(e) and 1(f) hereof are true and correct, (ii) confirming that, to the best knowledge of such officer, the other representations and warranties of the Company in this Agreement are true and correct and that, to the best knowledge of such officer, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(g) Comfort Letters. (i) On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information

and the Prospectuses and (ii) on the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of TECO contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectuses; provided, in each case, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h) Opinion and 10b-5 Statement of United States Counsel for the Company. Davis Polk & Wardwell LLP, United States counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 hereto.

(i) Opinion of Canadian Counsel for the Company. Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-2 hereto.

(j) Opinion of Internal Counsel for the Company. Stephen D. Aftanas, internal counsel for the Company, shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-2 hereto.

(k) Opinion and 10b-5 Statement of United States Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Hunton & Williams LLP, United States counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) Opinion of Canadian Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion of Stikeman Elliott LLP, Canadian counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(n) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(o) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(p) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(q) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which any of them may become subject, under the Securities Act, the Exchange Act, any Canadian Securities Laws or otherwise, insofar as such losses, claims, damages and liabilities arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectuses (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who signed the

Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectuses (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in any Preliminary Prospectus and the Prospectuses: the statements regarding delivery of the Securities set forth on the cover page and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting(Conflicts of Interest).”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

7. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, the Toronto Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by authorities in the United States, Canada or New York State; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, Canada or elsewhere, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectuses.

9. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectuses or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectuses that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10(b) hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all reasonable costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any transfer taxes and any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Underwriters; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and any Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants and TECO’s independent accountants; (v) the fees and expenses incurred in connection with the qualification of the Securities under the securities or Blue Sky laws of such states, possessions or territories of the United States as the Representative shall reasonably request in accordance with the provisions of Section 3(h) hereof, including the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc., and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, including, without limitation, travel and lodging expenses of the representatives and officers of the Company; provided, however, that with respect to the cost of aircraft chartered in connection with any “road show” to the extent that such aircraft was jointly used by the representatives and officers of the Company and the Underwriters in connection with any “road show,” the Underwriters shall be responsible for 50% of the cost of such chartered aircraft.

(b) If this Agreement is terminated pursuant to Section 8, the Company for any reason fails to tender the Securities for delivery to the Underwriters or the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Halifax; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 834-6081); Attention: Investment Grade Syndicate Desk-3rd floor. Notices to the Company shall be given to it at 5151 Terminal Road, Halifax, Nova Scotia B3J 1A1, (fax: (902) 428-6171); Attention: Stephen D. Aftanas, Corporate Secretary.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction; Agent for Service; Waiver of Immunity. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment. The Company has appointed Emera US Finance LP, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable and in full force and effect so long as any securities are outstanding. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

The provisions of this Section 15(d) shall survive any termination of this Agreement, in whole or in part.

(e) Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

(f) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EMERA INCORPORATED

By	/s/ Stephen D. Aftanas
Name:	Stephen D. Aftanas
Title:	Corporate Secretary

By	/s/ Gregory W. Blunden
Name:	Gregory W. Blunden
Title:	Chief Financial Officer

Accepted: June 9, 2016

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Vice President

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities LLC	$800,400,000
Scotia Capital (USA) Inc.	150,000,000
Merrill Lynch, Pierce, Fenner & Smith	110,400,000
Incorporated
Barclays Capital Inc.	69,600,000
Wells Fargo Securities, LLC	69,600,000

Total	$1,200,000,000

Schedule 1-1

Schedule 2

Emera Subsidiaries

•	Nova Scotia Power Inc.

•	Emera US Holdings Inc.

•	BHE Holdings Inc.

•	Emera Maine

•	Emera Energy Inc.

•	Emera Caribbean Holdings Limited

TECO Subsidiaries

•	Tampa Electric Company

•	New Mexico Gas Intermediate, Inc.

•	New Mexico Gas Company, Inc.

Schedule 2-1

Schedule 3

Exceptions to Section 3(i)(B)

(i) to the extent that the failure to be so authorized, issued, fully paid and non-assessable or free and clear of any lien, charge, encumbrance, security interest, restriction on voting or any other claim of any third party could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or a TECO Material Adverse Effect, as applicable;

(ii) the equity of Emera Brunswick Pipeline Company Ltd. (“EBPC”) which is pledged to secure a limited recourse guarantee (with recourse thereunder limited to such equity of EBPC) in connection with existing third party financing of EBPC; and

(iii) the equity of NSP Maritime Link Incorporated (“NSPML”) which is pledged under a certificated securities limited recourse pledge agreement to secure the payment and performance of all secured obligations of NSPML in connection with the credit agreement for the financing of the Maritime Link project and the equity of any subsidiary of NSPML which is charged under a debenture to secure such credit agreement

Schedule 3-1

Annex A-1

Form of Opinion and 10b-5 Statement of United States Counsel for the Company

[Letterhead of Davis Polk & Wardwell LLP]

June 16, 2016

J.P. Morgan Securities LLC

As Representative of the

several Underwriters listed

in Schedule 1 to the Underwriting Agreement

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as special United States counsel for Emera Incorporated, a Nova Scotia company (the “Company”), in connection with the Underwriting Agreement dated June 9, 2016 (the “Underwriting Agreement”) with you as representative of the other several Underwriters named in Schedule 1 thereto under which you and such other Underwriters have severally agreed to purchase from the Company $1,200,000,000 aggregate principal amount of the Company’s Notes Due 2076 (the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated as of June 1, 2016 (the “Base Indenture”) among the Company, American Stock Transfer & Trust Company, LLC, as U.S. trustee, U.S. registrar, U.S. paying agent and U.S. transfer agent (the “U.S. Trustee”) and CST Trust Company, as Canadian trustee, Canadian registrar and Canadian transfer agent (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”), as amended and supplemented by a supplemental indenture dated as of June 16, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have participated in the preparation of the registration statement of the Company on Form F-10 (File No. 333-211741) and Amendment No. 1 thereto (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, and have participated in the preparation of the U.S. preliminary prospectus supplement dated June 9, 2016 relating to the Securities, and the U.S. final prospectus supplement dated June 9, 2016, relating to the Securities (the “Final Prospectus”) and have reviewed the Incorporated Documents. In addition, we have examined evidence that the registration statement as so amended was declared effective under the Act and

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the Indenture qualified under the Trust Indenture Act of 1939, as amended, on June 9, 2016. The registration statement as amended at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated June 9, 2016 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Final Prospectus, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all documents filed with or submitted to the Canadian Securities Administrators through their System for Electronic Document Analysis and Retrieval (“SEDAR”) system (except for required SEDAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (v) all signatures on all documents that we reviewed are genuine, (vi) all natural persons executing documents had and have the legal capacity to do so, (vii) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (viii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

(1)	Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as the laws of the Province of Nova Scotia are concerned, the Underwriting Agreement has been duly executed and delivered by the Company.

(2)

Assuming that the Indenture has been duly authorized, executed and delivered by the Company insofar as the laws of the Province of Nova Scotia are concerned, the Indenture has been duly executed and delivered by the Company to the extent such execution and delivery are governed by the laws of the State of New York, and the provisions of the Indenture expressly stated therein to be governed by the laws of the State of New York form a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or

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similar provision of applicable law on the conclusions expressed above, (y) the validity, legally binding effect or enforceability of Section [●] of the Indenture or any related provision in the Securities that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

(3)	Assuming that the Securities have been duly authorized, executed and delivered by the Company insofar as the laws of the Province of Nova Scotia are concerned, the Securities have been executed and delivered by the Company to the extent such execution and delivery are governed by the laws of the State of New York, and when the Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the provisions of the Securities expressly stated therein to be governed by the laws of the State of New York will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, and will be entitled to the benefits of the provisions of the Indenture expressly stated therein to be governed by the laws of the State of New York, provided that we express no opinion as to the (w) enforceability of any waiver of rights under any usury or stay law, (x) effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) validity, legally binding effect or enforceability of any provision in the Securities that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

(4)	Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as the laws of the Province of Nova Scotia are concerned, under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 15(d) of the Underwriting Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or United States federal court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”) in any action arising out of

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or relating to the Underwriting Agreement or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed Emera US Finance LP as its authorized agent for the purpose described in Section 15(d) of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in Section 15(d) of the Underwriting Agreement will be effective to confer valid personal jurisdiction on the Company.

(5)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(6)	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and, to the extent of the provisions expressly stated therein to be governed by the laws of the State of New York, the Indenture and the Securities (collectively, the “Documents”) will not contravene any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

(7)	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

(8)

The choice of the laws of the Province of Nova Scotia as the proper law to govern the Indenture (other than the provisions of the Indenture expressly stated therein to be governed by the laws of the State of New York) should be upheld as a valid choice of law by a New York Court and applied by such courts in proceedings relating to the obligations of the parties under such agreement, unless the application of the laws of the Province of Nova Scotia would contravene the public policy of the State of New York or U.S. federal law. We are not aware of any public policy of the State of New York or of U.S. federal law that would be impugned by the enforcement of the express provisions of the Indenture governed by the laws of the Province of Nova Scotia. For the purposes of this paragraph, we have assumed that consent to the choice of law provision in such agreement was not obtained from any party to such agreement by improper means or mistake, that the legal questions at issue in any suit or proceeding with regard to such agreement would be governed by principles that had been considered and

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decided under the laws of the Province of Nova Scotia before initiation of such suit or proceeding, and would thus not be questions of first impression for a Nova Scotia court and that a Nova Scotia court would itself enforce the choice of law provision contained in such agreement.

(9)	Except as stated below, a money judgment obtained in Canada and enforcing the provisions of the Documents will be enforced by U.S. federal courts located in the State of New York and by courts of the State of New York if the judgment rendered by the Canadian court is final, conclusive and enforceable in Canada. To be conclusive, a judgment must be rendered under a system that provides impartial tribunals and procedures that observe the requirements of due process of law, and by tribunals that have jurisdiction over the parties and the subject matter of the litigation in which judgment was rendered. A U.S. federal court sitting in the State of New York or the courts of the State of New York may refuse to recognize even a final, conclusive and enforceable judgment rendered by a Canadian court on any of the following further discretionary grounds: (1) the defendant did not receive notice of the proceedings in sufficient time to enable him to defend, (2) the judgment was obtained by fraud, (3) the cause of action underlying the judgment is repugnant to public policy in the State of New York or under U.S. federal law, (4) the judgment conflicts with another final and conclusive judgment, (5) the Canadian proceedings were in contravention of an agreement between the parties to settle the dispute otherwise, and (6) jurisdiction was based only on personal service and the Canadian court was a seriously inconvenient forum.

The statements included in the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

We express no opinion as to the effect) of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law on the conclusions expressed above in paragraph 8.

We express no view as to whether a U.S. federal court sitting in the State of New York or a court of the State of New York would (1) dismiss a suit, action or proceeding arising under the Documents, or brought in order to enforce a judgment under the Documents, on the ground that such court lacks personal or subject matter jurisdiction or such court is an improper venue or inconvenient forum or (2) render or enforce a judgment in a currency other than United States dollars.

In rendering the opinions in paragraphs (1), (2), (3) and (4) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the

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certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company, and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company).

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Documents, or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate. With respect to all matters of the laws of the Province of Nova Scotia and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinions of Osler, Hoskin & Harcourt LLP, Stephen D. Aftanas and Stikeman Elliott LLP, each delivered pursuant to Section 5 of the Underwriting Agreement.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

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[Letterhead of Davis Polk & Wardwell LLP]

June 16, 2016

J.P. Morgan Securities LLC

As Representative of the

several Underwriters listed

in Schedule 1 to the Underwriting Agreement

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as special United States counsel for Emera Incorporated, a Nova Scotia company (the “Company”) in connection with the Underwriting Agreement dated June 9, 2016 (the “Underwriting Agreement”) with you as representative of the other several Underwriters named in Schedule 1 thereto under which you and such other Underwriters have severally agreed to purchase from the Company $1,200,000,000 aggregate principal amount of the Company’s Notes Due 2076 (the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated as of June 1, 2016 (the “Base Indenture”) among the Company, American Stock Transfer & Trust Company, LLC, as U.S. trustee, U.S. registrar, U.S. paying agent and U.S. transfer agent (the “U.S. Trustee”) and CST Trust Company, as Canadian trustee, Canadian registrar and Canadian transfer agent (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”), as amended and supplemented by a supplemental indenture dated as of June 16, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

We have participated in the preparation of the registration statement of the Company on Form F-10 (File No. 333-211741) and Amendment No. 1 thereto (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, and have participated in the preparation of the U.S. preliminary prospectus supplement dated June 9, 2016 (the “Preliminary Prospectus”) relating to the Securities, the pricing term sheet filed with the Commission as a free writing prospectus on June 9, 2016 (the “Term Sheet”) and the U.S. final prospectus supplement dated June 9, 2016, relating to the Securities (the “Final Prospectus”) and have reviewed the Incorporated Documents. In addition, we have examined evidence that the registration statement as so amended was declared effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended, on June 9, 2016 (the “Trust Indenture Act”). The registration statement as amended at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated June 9, 2016 relating to the Shelf Securities is hereinafter referred to as the “Basic

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Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus, together with the Term Sheet are hereinafter referred to as the “Disclosure Package.” The Basic Prospectus, as supplemented by the Final Prospectus, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that (i) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting and (ii) all documents filed with or submitted to the Canadian Securities Administrators through their System for Electronic Document Analysis and Retrieval (“SEDAR”) system (except for required SEDAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents. However, in the course of our acting as counsel to the Company in connection with the review of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, including Canadian counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; the Indenture appears on its face to be appropriately responsive in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; and the Form F-X filed by the Company with the Commission on June 1, 2016, as of its date, appears on its face to be appropriately responsive to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

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(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities

(a)	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)	at : A/P.M. New York City time on June 9, 2016, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For the purposes of paragraph (i) above, we have assumed that (a) the disclosure documents incorporated by reference in the Registration Statement and the Prospectus are the only reports or information that in accordance with the requirements of Nova Scotia and Canadian law must be made publicly available in connection with the offering of the Securities, (b) the Prospectus was prepared in accordance with the disclosure requirements of Canadian law as interpreted and applied by the relevant regulators, except in each case for modifications required or permitted by Form F-10, and (c) there were no publicly available documents filed with any Canadian regulatory authority concurrently with the Prospectus.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus or the Statement of Eligibility of the U.S. Trustee on Form T-1. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

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Annex A-2

Form of Opinion of Canadian Counsel for the Company

(1)	The Company is a company incorporated and existing under the laws of Nova Scotia and has the corporate power to conduct its business as described in the Time of Sale Information and the Prospectuses. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(2)	Each of Nova Scotia Power Incorporated, Emera Maine, Emera Newfoundland and Labrador Holdings Incorporated and Emera Brunswick Pipeline Company Ltd. is a corporation incorporated and existing under the jurisdiction of its incorporation and has the corporate power to conduct its business as described in the Time of Sale Information and the Prospectuses. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(3)	The Company has the corporate power to enter into and deliver the Transaction Documents and to perform its obligations thereunder and to carry out the transactions contemplated thereby (including, without limitation, to create, issue and sell the Securities and to issue the Conversion Preferred Shares upon an Automatic Conversion). [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(4)	The Indenture has been duly authorized and, to the extent execution and delivery are governed by the laws of the Province of Nova Scotia and the federal laws of Canada, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable (including in the circumstances of an Automatic Conversion Event) against the Company in accordance with its terms, subject to the Enforceability Exceptions. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(5)	The Securities have been duly authorized and, to the extent execution and delivery are governed by the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and no registration, filing or recording of the Indenture under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(6)	The form of definitive global security representing the Securities has been duly approved and adopted by the Company and complies with the provisions of the Companies Act (Nova Scotia). [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

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(7)	The Agreement has been duly authorized and, to the extent execution and delivery are governed by the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein, executed and delivered by the Company. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(8)	The Securities and the Indenture conform in all material respects to the descriptions thereof in each of the Time of Sale Information and the Prospectuses. [To be rendered by Osler]

(9)	The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company with the terms therein and the consummation of the transactions contemplated by the Transaction Documents do not and will not contravene provisions of:

(a)	the memorandum and articles of association, as amended, of the Company;

(b)	to the best of my knowledge, the terms of any indenture, mortgage, deed of trust, loan, credit agreement, note or any other material agreement on the part of the Company or its subsidiaries;

(c)	any statute, law, rule or regulation of the Province of Nova Scotia and the federal laws of Canada applicable therein, excluding any such statute, law, rule or regulation applicable to the Company’s and any of its subsidiaries specially regulated activities (as to which we express no opinion); or

(d)	to the best of my knowledge, any judgment, order or decree of any governmental body, agency or court in Canada having jurisdiction over the Company or its subsidiaries;

except for those conflicts, breaches, violations, defaults, liens, charges or encumbrances related to the opinions set forth in sub paragraphs 9(b), 9(c) and 9(d) hereof which would not reasonably be expected to have a Material Adverse Effect. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(10)	The statements in the Time of Sale Information and the Prospectuses under the captions “Certain Canadian Federal Income Tax Considerations” insofar as such statements summarize Canadian legal matters, agreements, documents or proceedings referred to therein, are accurate and fair summaries of such legal matters, agreements, document or proceedings. [To be rendered by Osler]

(11)

The documents incorporated by reference in the Time of Sale Information or the Canadian Prospectus (other than the financial statements and other financial or statistical information contained or incorporated therein or omitted therefrom, as to which we

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express no opinion), when such documents were filed with the Canadian Securities Regulators appear on their face to be appropriately responsive in all material respects to the requirements of Canadian Securities Laws. [To be rendered by Osler]

(12)	The Company is a “reporting issuer” under Canadian Securities Laws in each of the provinces of Canada and is not in default under any requirement of Canadian Securities Laws. [To be rendered by Osler]

(13)	The Company is eligible to file a base shelf prospectus (as defined in the Shelf Procedures) with the NSSC and to use the Shelf Procedures in respect of the Securities. [To be rendered by Osler]

(14)	The filing of the Registration Statement with the Commission and the filing of the Canadian Prospectus with the NSSC, have, in each case, been duly authorized by and on behalf of the Company and each of the Canadian Prospectus and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(15)	A receipt (a “Receipt”) has been obtained in respect of the Canadian Base Prospectus from the NSSC; each supplement to the Canadian Base Prospectus has been filed with the NSSC in the manner and within the time period required by the Shelf Procedures and all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under the requirements of Nova Scotia Securities Laws, and no other authorization, approval, permit, consent, license or order of any government, government instrumentality or court under the requirements of Nova Scotia Securities Laws, for the valid authorization, issuance, sale and delivery of the Securities through the Underwriters in connection with a public offering thereof in the United States of America except those filings that will be made on or after the date of such opinion in compliance with Nova Scotia Securities Laws. [To be rendered by Osler – relying on opinion of Nova Scotia local counsel]

(16)	The Company has not filed any confidential material change report with any of the Canadian Securities Regulators, any stock exchange or any other self-regulatory authority which remains confidential. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(17)	No consent, approval or authorization or order or registration, qualification, recording or filing with any government body or agency under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein is required for the execution, delivery and performance by the Company of the Transaction Documents or the consummation by the Company, of the transactions contemplated therein, except such as may have been made or obtained or that will be made on or after the date of such opinion in compliance with the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein. [To be rendered by Stephen D. Aftanas, internal counsel for the Company, and Osler – relying on opinion of Nova Scotial local counsel]

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(18)	The Canadian Base Prospectus, at the time a Receipt was issued therefor, and the Canadian Prospectus (other than the financial statements and other financial or statistical information contained or incorporated therein, as to which we express no opinion) as of the date of its filing with the NSSC, appears on its face to be appropriately responsive in all material respects with the applicable requirements of Nova Scotia Securities Laws, including the Shelf Procedures. [To be rendered by Osler – relying on opinion of Nova Scotia local counsel]

(19)	No order having the effect of ceasing or suspending the distribution of the Securities has been issued by the NSSC and, to the best of such counsel’s knowledge, no proceeding for that purpose has been instituted or are pending or contemplated. [To be rendered by Osler]

(20)	No withholding tax imposed under the federal laws of Canada or the laws of the Province of Nova Scotia will be payable: (i) in respect of the payment or crediting of the commissions contemplated by the Agreement by the Company to an Underwriter that is not a resident of Canada for the purposes of the Income Tax Act (Canada) (“ITA”);, or (ii) on any interest or deemed interest on the resale of Securities by an Underwriter to a purchaser not resident in Canada for purposes of the ITA (“US Resident”), provided that each of the Underwriter, such U.S. Resident purchaser and any person who owns a right to any payment under the Securities deals at arm’s length with the Company (as such term is understood for purposes of the ITA) and that such commissions are payable in respect of services rendered by the Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee. [To be rendered by Osler relying on Nova Scotia local counsel with respect to opinions relating to the laws of the Province of Nova Scotia]

(21)	No goods and services tax imposed under the Excise Tax Act (Canada) or provincial sales tax under the laws of the Province of Nova Scotia will be payable by the Company or collectable by an Underwriter in respect of the payment of commissions as contemplated by the Agreement to an Underwriter that is not a resident of Canada, in respect of services performed by the Underwriter wholly outside of Canada or the resale of Securities by an Underwriter to U.S. Residents. [To be rendered by Osler relying on Nova Scotia local counsel with respect to opinions relating to the laws of the Province of Nova Scotia]

(22)

The Company has the power to submit to, and, assuming such submission is valid, binding and enforceable under the laws of the State of New York, has legally, validly, effectively and irrevocably submitted to, the non-exclusive jurisdiction of the New York Courts in respect of any legal action, suit or proceeding arising out of the Agreement, the Indenture or the Securities. Such submission will be enforceable in a court of competent jurisdiction in the Province of Nova Scotia (a “Nova Scotia Court”), provided that a Nova

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Scotia Court may, in its discretion, refuse to give effect to such submission if the jurisdiction to which the submission applies is not a clearly more appropriate forum. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(23)	A Nova Scotia Court would recognize the appointment by the Company of the Authorized Agent as its agent for service of process in the United States of America under the Agreement, the Indenture and the Securities. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(24)	In any proceeding in a court of competent jurisdiction in the Province of Nova Scotia for the enforcement of the Agreement, the Indenture or the Securities, such court would apply the laws of the State of New York, in accordance with the parties’ choice of the laws of the State of New York to all issues that under the laws of the Province of Nova Scotia to be determined in accordance with the chosen law of the contract, provided that:

(a)	the parties’ choice of the laws of the State of New York is bona fide and legal and there is no reason for avoiding the choice on the grounds of public policy, as such criteria would be applied by a Nova Scotia Court; and

(b)	in any such proceeding, and notwithstanding the parties’ choice of law, such court:

i.	will not take judicial notice of the provisions of the laws of the State of New York but will only apply such provisions if they are pleaded and proven by expert testimony;

ii.	will apply the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein that, under such laws, would be characterized as procedural and will not apply any law of the State of New York that, under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein, would be characterized as procedural;

iii.	will apply provisions of the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein that have overriding effect;

iv.	will not apply any law of the State of New York if its application would be contrary to public policy, as such term is interpreted under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein;

v.	will not apply any law of the State of New York if such application would be characterized under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein as the direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law; and

vi.	will not enforce the performance of any obligation that is illegal under the laws of any jurisdiction in which the obligation is to be performed; [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

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(25)	To the best of my knowledge, there are no reasons under public policy as such term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein for a Nova Scotia Court to decline to enforce the Agreement, the Indenture or the Securities, other than the indemnity and contribution provisions of the Agreement. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(26)	A court of competent jurisdiction in the Province of Nova Scotia would give a judgment based upon a final and conclusive in personam judgment of a court exercising jurisdiction in the State of New York for a sum certain, obtained against the Company with respect to a claim arising out of the Agreement, the Indenture or the Securities (a “Foreign Judgment”), without reconsideration of the merits:

(a)	provided that:

i.	the court in New York granting the Foreign Judgment had “jurisdiction” over the Corporation because the Corporation was served in the State of New York with originating process, the Corporation had attorned to the jurisdiction of the court granting the Foreign Judgment or there was a real and substantial connection between the claim and the court granting the Foreign Judgment;

ii.	an action to enforce the Foreign Judgment must be commenced in the Nova Scotia Court within any applicable limitation period;

iii.	a Nova Scotia Court has discretion to stay or decline to hear an action on the Foreign Judgment if the Foreign Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action as the Foreign Judgment;

iv.	a Nova Scotia Court will render judgment only in Canadian dollars; and

v.	an action in a Nova Scotia Court on the Foreign Judgment may be affected by bankruptcy, insolvency or other laws of general application limiting the enforcement of creditors’ rights generally; and

(b)	subject to the following defenses:

i.	the Foreign Judgment was obtained by fraud or in a manner contrary to the principles of natural justice provided that the Foreign Judgment would not be contrary to natural justice by reason only that service of process was effected on the agent for service of process appointed by the Company;

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ii.	the Foreign Judgment is for a claim that under the laws of the Province of Nova Scotia or the federal laws of Canada applicable therein would be characterized as based on a foreign revenue, expropriatory, penal or other public law;

iii.	for Foreign Judgment is contrary to public policy, as such term is interpreted under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein, or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and

iv.	the Foreign Judgment has been satisfied or is void or voidable under the laws of the State of New York. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

(27)	To the best of my knowledge, there are no reasons under public policy as such term is understood under the laws of the Province of Nova Scotia or the federal laws of Canada applicable therein for a Nova Scotia Court to refuse the enforcement of a Foreign Judgment, other than a judgment respecting the indemnity and contribution provisions of the Agreement. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

The opinions set forth in sections 23-27 are subject to the following qualifications:

(a)	a Nova Scotia Court would retain some residual equitable jurisdiction, which might limit the enforcement of remedies (for example, specific performance) that may have been granted by the courts of another jurisdiction;

(b)	the right of the Trustee under the Indenture to exercise the unilateral and unfettered discretion set forth in the Indenture will not prevent a Nova Scotia Court from requiring such discretion to be exercised reasonably and in compliance with its duties as Trustee; and

(c)	the costs of and incidental to all proceedings taken in a Nova Scotia Court are in the discretion of the Nova Scotia Court and the Nova Scotia Court has full power to determine by whom and to what extent the costs shall be paid.

(28)	No stamp duty, registration or documentary taxes, duties or similar charges are payable under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein in connection with the creation, issuance and delivery to the Underwriters of the Securities or the resale of the Securities by an Underwriter to U.S. Residents, or the authorization, execution and delivery of the Agreement [To be rendered by Osler]; and

(29)	The Company’s authorized share capital consists of an unlimited number of common shares, an unlimited number of first preferred shares and an unlimited number of second preferred shares; and the Conversion Preferred Shares, upon issuance thereof as described in the Registration Statement, the Time of Sale Information and the Prospectuses], will be validly issued and outstanding as fully paid and non-assessable first preferred shares of the Company. [To be rendered by Stephen D. Aftanas, internal counsel for the Company]

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In giving the opinions described above, such counsel may exclude from such opinions the effect or applicability of any Canadian federal, provincial, territorial, state and local laws, rules or regulations relating to the regulation of the generation, transportation, distribution or delivery of electricity, natural gas, oil or other specially regulated commodities or services, including pipelines, transmission lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services.

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Annex B

Time of Sale Information

•	Pricing Term Sheet, dated June 9, 2016, substantially in the form of Annex C.

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Annex C

Term Sheet

Filed Pursuant to Rule 433

Registration No. 333-211741

June 9, 2016

EMERA INCORPORATED

U.S.$1,200,000,000 Fixed-to-Floating Subordinated Notes — Series 2016-A due 2076

Issuer:	Emera Incorporated (the “Company”)

Security Type:	Fixed-to-Floating Subordinated Notes — Series 2016-A due June 15, 2076 (the “Notes”)

Pricing Date:	June 9, 2016

Settlement Date:	June 16, 2016 (T+5)

Maturity Date:	June 15, 2076

Principal Amount of Notes:	U.S.$1,200,000,000

Price to Public:	100%

Interest Rate and Interest Payment Dates:

Fixed Rate Period:	From the Closing Date to, but excluding, June 15, 2026 at a fixed rate equal to 6.75% per year, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2016.

Floating Rate Period:	From June 15, 2026, and on every March 15, June 15, September 15 and December 15 of each year thereafter until June 15, 2076 (each such date, an “Interest Reset Date”), the interest rate on the Notes will be reset as follows:

(i) starting on June 15, 2026, on every Interest Reset Date, until June 15, 2046, the interest rate on the Notes will be reset at an interest rate per annum equal to the three month LIBOR plus 5.44%, payable in arrears, with the first payment at such rate being on September 15, 2026 and,

(ii) starting on June 15, 2046, on every Interest Reset Date, until June 15, 2076, the interest rate on the Notes will be reset on each Interest Reset Date at an interest rate per annum equal to the three month LIBOR plus 6.19%, payable in arrears, with the first payment at such rate being on September 15, 2046.

Day Count Convention:	Fixed Rate Period: 360-day year consisting of twelve 30-day months.

Floating Rate Period: Actual number of days elapsed during each interest period and a 360-day year.

Special Mandatory Redemption:	If (i) the Company does not consummate the Acquisition on or prior to the later of (a) December 31, 2016 and (b) the date that is no later than June 30, 2017 if the closing of the Acquisition has been extended by Emera or TECO Energy, Inc. in accordance with the terms of the Acquisition Agreement (as such date may be extended, the “special mandatory redemption triggering date”) or (ii) the Acquisition Agreement is terminated at any time prior to the special mandatory redemption triggering date, then the Company will be required to redeem the Notes, in whole, at 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, up to, but excluding, the date of such redemption.

Business Day:	Any day other than a day on which banks are permitted or required to be closed in New York City, New York or Halifax, Nova Scotia.

Optional Redemption:	On or after June 15, 2026, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time on any Interest Payment Date at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

Redemption on Tax Event or Rating Event:	Prior to the initial Interest Reset Date and within 90 days of a Tax Event, the Company may, at its option, redeem all (but not less than all) of the Notes at a redemption price per U.S.$1,000 principal amount of the Notes equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

Prior to the initial Interest Reset Date and within 90 days following the occurrence of a Rating Event, the Company may, at its option, redeem all (but not less than all) of the Notes at a redemption price per U.S.$1,000 principal amount of the Notes equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

CUSIP / ISIN:	290876AD3 / US290876AD37

Sole Book-Running Manager:	J.P. Morgan Securities LLC

Co-Managers:	Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith

                       Incorporated

Scotia Capital (USA) Inc.

Wells Fargo Securities, LLC

Concurrent Offering of U.S. Senior Guaranteed Notes:	On June 9, 2016, Emera US Finance LP, Emera US Holdings Inc. and the Company executed a purchase agreement with certain initial purchasers relating to the sale of U.S.$500 million aggregate principal amount of 2.15% Senior Guaranteed Notes due 2019, U.S.$750 million aggregate principal amount of 2.70% Senior Guaranteed Notes due 2021, U.S.$750 million aggregate principal amount of 3.55% Senior Guaranteed Notes due 2026 and U.S.$1,250 million aggregate principal amount of 4.75% Senior Guaranteed Notes due 2046. The closing is scheduled for June 16, 2016.

Concurrent Offering of Canadian Senior Notes:	On June 9, 2016, the Company executed an agency agreement with certain agents relating to the sale of Cdn$500 million aggregate principal amount of Canadian dollar-denominated 2.900% senior notes due 2023. The closing is scheduled for June 16, 2016.

Capitalized terms used and not defined herein have the meanings assigned in the Company’s Preliminary Prospectus Supplement, dated June 9, 2016.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex D

•	Investor Presentation dated June 2016

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